DATA GENERAL CORPORATION
                            MASTER SUPPLIER AGREEMENT

                          EFFECTIVE DATE: March 3, 1997

Compu-DAWN, Inc. ("SUPPLIER"), a Delaware corporation with a principal business office at 77 Spruce Street, Cedarhurst, NY, 11516, and Data General Corporation ("DGC"), a Delaware corporation with a principal business office at 4400 Computer Drive, Westboro, MA 01580, enter into this Master Supplier Agreement ("MSA") as of the EFFECTIVE DATE stated above.

                       BUSINESS BACKGROUND AND OBJECTIVES

         SUPPLIER and DGC believe there are opportunities where it will be mutually beneficial for DGC to offer its potential customers certain items and/or services available from SUPPLIER.

         SUPPLIER and DGC have decided to use this MSA to establish the general terms and conditions that govern their relationship.

         SUPPLIER and DGC have decided to use separately executed attachments to specify the items and/or services (including the pricing and other related provisions) being made available by SUPPLIER to DGC for use in connection with the DGC customer identified on the attachment.

Accordingly, SUPPLIER and DGC agree as follows:

                                A G R E E M E N T

1.       DEFINITIONS

               A. "CONSULTING SERVICES" - means those services, if any, identified as such in the applicable PROJECT ATTACHMENT.

               B. "CUSTOMER" - means the company or other entity identified as such in the applicable PROJECT ATTACHMENT.

               C. "CUSTOMER CONTRACT" - means the contract between DGC and a specific DGC customer that relates to the provisions set forth in the applicable PROJECT ATTACHMENT.

               D. "PROJECT ATTACHMENT" - means each document, identified as such and executed by SUPPLIER and DGC, which incorporates this MSA by reference and contains the description, pricing and other specific terms and conditions applicable to items and/or services to be provided by SUPPLIER for a specific project.


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               E.   "PROJECT MANAGER" - means the individual, if any, identified as such for each party in a PROJECT ATTACHMENT,  that serves
                    as  the  primary   point  of  contact  with  regard  to  the
                    activities described in the PROJECT ATTACHMENT. Either party may replace its PROJECT MANAGER upon written notice to the other party.

               F. "LICENSED PROGRAM" - means, for each item, if any, identified as such in the applicable PROJECT ATTACHMENT, i) the latest release, available as of the effective date of such PROJECT ATTACHMENT, of the machine-readable object code and all related documentation normally supplied therewith, and ii) all changes thereto and subsequent releases thereof which SUPPLIER is obligated to provide under such PROJECT ATTACHMENT.

               G.   "SUPPORT   SERVICES"  -  means  those   services,   if  any,
                    identified as such in the applicable PROJECT ATTACHMENT.

               H. "SOURCE CODE" - means i) all or any identifiable portion of the source materials, in human or machine-readable form, from which the related object code is compiled or assembled, which source materials include, but are not limited to, annotated listings, flow charts, conversion tools, supporting documentation, and all other aids and information needed for support or modification thereof, and ii) the documentation for such object code in a camera-ready, hard copy master and mutually acceptable electronic format.

2.  SCOPE, ORDERS AND PAYMENT

               A. General - This MSA sets forth the general provisions under which SUPPLIER shall made available to DGC the items and/or services described in the applicable PROJECT ATTACHMENT, to enable DGC to bid to, and in the event of award, perform for CUSTOMER. In case of a conflict between a provision(s) of the MSA and that of a specific PROJECT ATTACHMENT, the latter shall control with regard to such PROJECT ATTACHMENT.

               B. List of Exhibits - The following lists the Exhibits that are incorporated into and made a part of this MSA:

                  1)  Exhibit 1 - Mutual Nondisclosure Provisions

                  2)  Exhibit 2 - CONSULTING SERVICES Provisions

                  3)  Exhibit 3 - Licensing Provisions

                  4)  Exhibit 4 - LICENSED PROGRAM Support Provisions


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               C.   Implementation of Purchase Orders - DGC may obtain the items and/or  services  listed in a PROJECT  ATTACHMENT by sending
                    SUPPLIER   a  purchase   order   referencing   the   PROJECT
                    ATTACHMENT.  Each purchase order shall be governed solely by
                    the  terms  and   conditions  of  the   applicable   PROJECT
                    ATTACHMENT. As long as DGC is in material compliance with such PROJECT ATTACHMENT, SUPPLIER shall not reject any related purchase order related to such PROJECT ATTACHMENT.

               D.   Fees, Invoices and Payment

                  1) The fees for the various products and/or services being provided by SUPPLIER to DGC under a PROJECT ATTACHMENT are the sole and exclusive compensation due SUPPLIER from DGC with regard to such PROJECT ATTACHMENT. In no event shall such fees be less favorable than those offered or quoted by SUPPLIER, for similar quantities under similar terms and conditions, to the most favored of SUPPLIER's other customers competing with DGC on the same CUSTOMER project.

                  2) SUPPLIER shall not send an invoice to DGC prior to SUPPLIER's shipment of the applicable products or fulfillment of all, or the applicable portion, as specified in the PROJECT ATTACHMENT of the services. Each invoice shall reference the applicable PROJECT ATTACHMENT and DGC purchase order number and shall be sent to the address on the applicable PROJECT ATTACHMENT.

                  3) DGC shall send payment to SUPPLIER for all correct invoices for products and/or services listed on the applicable PROJECT ATTACHMENT within thirty (30) to forty-five (45) calendar days after DGC's receipt of such invoice. In case of a bona fide dispute, DGC shall notify SUPPLIER as soon as is reasonably possible.

               E. Taxes - In addition to the fees for items and/or services in the applicable PROJECT ATTACHMENT, DGC is responsible for all related taxes, exclusive of those based on SUPPLIER's net income or those from which DGC is exempt, as evidenced by DGC supplying SUPPLIER with a valid tax exemption number.

               F. Expenses - Except as agreed in the applicable PROJECT ATTACHMENT, neither party shall seek reimbursement from the other for expenses or costs incurred in performing. For all travel related expenses, other than those covered by a fixed price in the applicable PROJECT ATTACHMENT, SUPPLIER shall:

                    1) obtain the written approval of DGC before incurring any travel expenses; and


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                    2)   at its  option,  attempt to book travel  through  DGC's
                         Corporate Travel Services at 1-800-343-5880; and

                    3) submit to DGC a report for DGC approved travel within thirty (30) calendar days after completion of the trip, and provide a pre-printed receipt, with appropriate descriptive information, for any single expenditure over twenty-five dollars ($25.00); and

                    4) be reimbursed for approved travel only in accordance with the same expense reimbursement policies as apply to DGC's own employees, a copy of which shall be provided upon SUPPLIER's request.

               G. PROJECT MANAGER Responsibilities - The PROJECT MANAGERS, through their mutual written consent, shall have authority and be responsible for the following: i) proposing and developing any modifications to the provisions of the applicable PROJECT ATTACHMENT, and, subject to the written mutual approval of an authorized signatory of each party, make mutually acceptable changes to the obligations of the PROJECT ATTACHMENT, provided such changes clearly indicate any changes to the current payment stream and any impact on future deliveries; ii) submitting and receiving any items and documents required to be delivered; iii) maintaining, for record keeping purposes, a log summarizing all material communications and deliveries between the PROJECT MANAGERS;
                    iv) implementing appropriate practices and procedures to address the security and confidentiality of items delivered and information exchanged; and v) such other responsibilities as the parties shall mutually agree in writing. Unless specifically identified as such, the PROJECT MANAGERS are not authorized signatories for their respective companies.

3.  TERM AND TERMINATION

          A. Duration - This MSA commences on the EFFECTIVE DATE and shall govern each PROJECT ATTACHMENT. The duration of each PROJECT ATTACHMENT shall be as specified therein. Unless identified as a "calendar day", the term "day(s)" refers to a business day(s), i.e. Monday through Friday, excluding legal holidays.

          B. Termination of MSA - Either party may terminate this MSA, with or without cause, by sending the other written notice thereof. Such termination shall take effect thirty (30) calendar days after receipt thereof (the "MSA TERMINATION DATE"). However, such termination shall not affect any PROJECT ATTACHMENT that became effective prior to the MSA TERMINATION DATE.

          C. Cancellation of PROJECT ATTACHMENT - Each party shall notify the other in writing in case of the other's alleged violation of a material provision of the

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               applicable PROJECT ATTACHMENT. The recipient of such notice shall have, except to the extent specifically provided otherwise in the applicable PROJECT ATTACHMENT, thirty (30) calendar days from the date of receipt of such notice to effect a cure (the "CURE PERIOD"). If the recipient of such notice fails to effect such cure within the CURE PERIOD, then the sender of such notice shall have the option of sending a written notice of cancellation, which notice shall take effect upon receipt, and such sender shall thereafter have such remedies as are provided at law, in this MSA and the applicable PROJECT ATTACHMENT.

          D. Survivorship - Any provision of this MSA and a PROJECT ATTACHMENT that by its very nature or context is intended to survive any termination, cancellation or expiration thereof, including but not limited to provisions relating to disclosure of certain information, the payment of outstanding fees and taxes, and indemnities, shall so survive.

          E. General Access to SOURCE CODE - The parties recognize that DGC's reputation and customer goodwill are involved in DGC's marketing of SUPPLIER's products and services and that DGC has a legitimate interest in the protection thereof. In lieu of establishing an escrow of the SOURCE CODE, SUPPLIER grants to DGC on a nonexclusive, nontransferable, and fee-free basis, for the entire period that SUPPLIER has obligated itself to provide products and/or related support DGC in connection with a specific CUSTOMER, the present right and license to use such SOURCE CODE to the extent reasonably necessary for DGC to i) use and market such product in accordance with the applicable PROJECT ATTACHMENT, and ii) provide support and maintenance in substantially the same manner as required of SUPPLIER under the applicable PROJECT ATTACHMENT. However, SUPPLIER and/or SUPPLIER'S successor in interest shall have the obligation to provide, and DGC shall be entitled to receive and utilize such SOURCE CODE within the scope of such license, only in the event that DGC cancels the applicable PROJECT ATTACHMENT due to SUPPLIER's failure to comply with a material provision thereof. Promptly after such cancellation, SUPPLIER and/or SUPPLIER's successor in interest, shall send to DGC a copy of such SOURCE CODE and shall not interfere with DGC's exercise of DGC's rights as set forth herein. After such cancellation, DGC shall have no further obligation to pay any other charges that are in any way related thereto. In addition, SUPPLIER shall reasonably cooperate with DGC and negotiate in good faith in the event that DGC requests authorization to place SOURCE CODE in escrow in order to fulfill a potential CUSTOMER's requirement for such action.

4.  WARRANTIES

          A. Each party warrants to the other that it has i) all rights necessary to fulfill its obligations under this MSA and each PROJECT ATTACHMENT, and ii) no

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                  knowledge of any adverse claims against such rights.

         B. EXCEPT AS EXPRESSLY STATED IN THIS MSA OR THE APPLICABLE PROJECT ATTACHMENT, SUPPLIER DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, ARISING BY OPERATION OF LAW OR OTHERWISE, WITH RESPECT TO ITEMS AND/OR SERVICES SUPPLIED HEREUNDER, INCLUDING BUT NOT LIMITED TO ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR PURPOSE.

5.       INDEMNITY

          A. Proprietary Interests - SUPPLIER shall, at its expense, defend any suit against DGC and/or CUSTOMER to the extent based on a claim that any item and/or service provided by SUPPLIER infringes a patent, trademark or copyright, or misappropriates a trade secret, and shall notwithstanding any limitations on or exclusions from liability for damages set forth in this MSA, pay all damages provided in a settlement made by SUPPLIER and/or awarded by a court of final appeal attributable to such claim, provided that the entity seeking indemnification provides SUPPLIER with i) prompt written notice of such claim, ii) sole control over the related defense and/or settlement (although retaining the right to be represented by its own counsel if it elects, at its own expense), and iii) reasonable cooperation and assistance with regard to such claim. In addition, should such item and/or service become, or in SUPPLIER's opinion be likely to become, the subject of such a claim, SUPPLIER shall, at its expense, use good faith and reasonable efforts to a) procure the right for DGC and/or CUSTOMER to continue use thereof, or b) replace or modify such so that it no longer so infringes or so misappropriates, but only if such replacement or modification does not materially and adversely affect the specifications or use, or c) if neither a) nor b) above are accomplished within a reasonable period of time, SUPPLIER shall accept return of such and grant DGC a full refund of the fee paid by DGC to SUPPLIER, less straight line depreciation, on a pro-rata basis, using a seven (7) year useful life. The above indemnity shall not apply to any such claim based on a modification of an item or service by other than SUPPLIER or the combination, operation or use of such item or service with items not furnished by SUPPLIER, if such claim would have been avoided in the absence of such modification or combination, operation or use with items not furnished by SUPPLIER. This subsection states SUPPLIER's entire obligation for claims of infringement and/or misappropriation relating to items and/or services provided by SUPPLIER under this MSA and/or a PROJECT ATTACHMENT.

          B. Insurance - SUPPLIER shall maintain throughout the term of the applicable PROJECT ATTACHMENT the following minimum coverages, and, upon request of DGC, promptly provide evidence thereof:

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               1) Workers  Compensation - As per the Statutory  Requirements for
               the state in which services are performed,

               2) Employer's Liability - $100,000/occurrence,

               3)  Comprehensive  General  Liability -  $2,000,000/  occurrence.


6.       LIMITATION OF LIABILITY

         EXCEPT TO THE EXTENT STATED OTHERWISE IN THE SECTION ENTITLED "INDEMNITY", NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT OR SPECIAL DAMAGES WHATSOEVER, INCLUDING BUT NOT LIMITED TO LOST PROFITS AND DAMAGES RESULTING FROM LOSS OF USE OR LOST DATA, ARISING FROM ANY CAUSE OR CONNECTED IN ANY WAY WITH THIS MSA AND/OR THE APPLICABLE PROJECT ATTACHMENT, EVEN IF THE POSSIBILITY THEREOF IS KNOWN OR SHOULD HAVE BEEN KNOWN. ANY ACTION, REGARDLESS OF FORM, ARISING OUT OF OR INCIDENTAL TO THE TRANSACTIONS UNDER THIS MSA OR THE APPLICABLE PROJECT ATTACHMENT, MUST BE BROUGHT WITHIN ONE (1) YEAR AFTER THE CASE OF ACTION ACCRUES.

7.       MISCELLANEOUS

          A. This MSA, including each PROJECT ATTACHMENT, shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, excluding its conflict of law rules.

          B. Neither party shall assign any right or interest under this MSA and/or a PROJECT ATTACHMENT (excepting moneys due or to become due) nor delegate any work or other obligation to be performed hereunder to any entity other than i) its corporate parent, ii) a division or wholly or majority owned subsidiary of the party or its corporate parent, iii) the purchaser of all or substantially all of such party's assets, or iv) a third party subcontractor that is fully qualified to perform the applicable task(s) and has executed a nondisclosure contract that is no less restrictive than that attached to this MSA, without the prior written consent of an authorized representative of the other, which consent shall not be unreasonably withheld.

          C. Failure to insist in any instance upon strict performance by the other of any provision of this MSA and/or PROJECT ATTACHMENT shall not be construed or deemed to be a permanent waiver of such or any other provision.

          D. With the exception of quotes, purchase orders, acknowledgments, invoices and other

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               usual and routine  communications,  all other notices or writings required or permitted under this MSA and/or a PROJECT ATTACHMENT, including but not limited to notices of default or breach, shall be signed by an authorized representative of the sender, sent to the respective individuals identified on the applicable PROJECT ATTACHMENT and as set forth below (which may be changed by written notice to the other), and shall be deemed to have been received i) when hand delivered to such individuals by a representative of the sender, or ii) three (3) days after having been sent postage prepaid, by registered or certified first class mail, return receipt requested, or iii) when sent by electronic
               transmission,   with  written   confirmation  by  the  method  of
               transmission, or iv) one (1) day after deposit with an overnight carrier, with written verification of delivery.

        For DGC                                     For SUPPLIER
        Data General Corporation                    To the address stated above,
        4400 Computer Drive                         Attn.: Jack Hefferon
        Westboro, MA 01580
        Attn.: Vice President - Systems Integration
        cc:      Office of the General Counsel

          E. Headings used in this MSA and/or PROJECT ATTACHMENT are for reference purposes only and are not a part thereof.

          F. A party shall be excused for delays in the performance of its obligations hereunder due to causes beyond its reasonable control and which could not have been avoided through the exercise of reasonable care, such as acts of God, acts or omissions of civil or military authorities, fires, floods, epidemics, quarantine restrictions, war, riots, strikes, or the unavailability of necessary labor, materials, or manufacturing facilities (the "Force Majeure"). The party whose performance is being adversely affected shall promptly notify the other of the nature of the Force Majeure and the obligations which will be adversely affected thereby. Such party shall thereafter make all reasonable efforts to resume performance as soon as is reasonably possible and to mitigate the adverse effects of the Force Majeure.
               However, if the Force Majeure causes a delay of ninety (90) or more days from the original date of performance, the other party shall have the right to terminate.

          G.   SUPPLIER  hereby   acknowledges   notice  of   requirements   for
               certification of nonsegregated facilities. Unless exempt from Executive Order 11246 concerning equal employment opportunities, SUPPLIER shall not maintain any segregated facilities at any of its establishments and shall complete a certification to the effect required by the May 7, 1967 Order of the Secretary of Labor of the United States. The following applicable Federal Acquisition Regulations ("FAR") are incorporated herein by reference, and, unless SUPPLIER is exempt from the application thereof, shall apply to SUPPLIER's performance under this MSA:
               Utilization of Small

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               Business  Concerns  and  Small  Disadvantaged  Business  Concerns
               (52.219-08),   Utilization   of  Women-Owned   Small   Businesses
               (52.219-13) and, if orders under this MSA exceed $500,000, Subcontracting Plan (52.219-09). SUPPLIER shall, within thirty
               (30)  calendar   days  of  request  of  DGC,   furnish  DGC  with
               appropriate certifications of compliance therewith.

          H. Each party may publicly disclose the existence of the MSA and, after the mutual execution of the applicable PROJECT ATTACHMENT, the fact that the party is involved in a specific project, but each party shall use the same standard of care as it normally uses to protect its own sensitive information from disclosure, to protect from disclosure to any third party, for a period of five
               (5) years after the commencement of the applicable PROJECT ATTACHMENT, the specific details, including but not limited to pricing and payment terms. The parties acknowledge that from time to time, DGC will provide SUPPLIER with the identity of a potential CUSTOMER and a description of a specific project with such account (collectively called "ACCOUNT INFORMATION"). It is agreed that ACCOUNT INFORMATION is of significant value and shall be treated as RESTRICTED INFORMATION, as defined in the Mutual Nondisclosure Provisions in Exhibit 1, even if not specifically identified as such by DGC and even if not reduced to writing.

          I. The parties are independent contractors and nothing herein shall be construed as forming a joint venture between them or as constituting either party as agent for the other.

          J. If any provision of this MSA and/or a PROJECT ATTACHMENT is held to be unenforceable for any reason, then such shall be deemed adjusted to conform to the applicable requirements, to the extent possible, and the adjusted provision, if any, shall have the same effect as if originally included herein. In any event, the other provisions shall remain in effect.

          K. DGC and SUPPLIER agree that each company's employees are highly important to the success of each company, and that each company reasonably expects to retain its employees free from the other's interference. During the period that begins when a party has its first contact with an employee of the other concerning this MSA or any related project, and expires one (1) year after such party's last contact with such employee concerning this MSA or any related project, such party shall not, without the express written permission of the other, solicit and hire for employment, either as an employee or as or through an independent contractor, an employee the other. For purposes of this subsection K., prohibited solicitation means the specific targeting, recruitment and hiring of the employee, as opposed to a general recruitment effort that is not specifically directed at such an employee, such as an advertisement in a newspaper, trade publication or similar electronic forum. DGC and SUPPLIER agree that any breach of this provision would result in injury to the

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               nonbreaching  party  that would be  difficult  or  impossible  to estimate. Therefore, in the event of such a breach, and as the sole and exclusive remedy therefor, the breaching party shall promptly pay to the other a sum equal to six (6) times the gross monthly salary most recently being paid by the nonbreaching party to the affected employee, such sum to be paid as liquidated damages and not as a penalty. For purposes of this paragraph only, the terms "DGC" and "SUPPLIER", respectively, include such party, together with all other entities controlling, controlled by or under common control with such party.

          L. This MSA, including its attached Exhibits, and the applicable PROJECT ATTACHMENT, are the complete and exclusive statement of the contract between the parties with regard to the subject matter set forth therein and supersede all prior oral communications, written communications, proposals, agreements, representations, statements, negotiations and undertakings between the parties with respect to such subject matter. Any amendments or alterations hereof must be made in writing and executed by an authorized representative of each party. This MSA and/or any PROJECT ATTACHMENT or any amendments or modifications thereto may be transmitted by facsimile machine between the parties. A faxed signature shall be deemed to be an original signature. A faxed MSA or PROJECT ATTACHMENT, containing an original and/or faxed signature of both parties shall be binding on both parties.

ACCORDINGLY, the respective representative of each party, being duly authorized, has caused this MSA to be executed and to become effective as of the EFFECTIVE DATE.

Compu-DAWN, Inc.                         Data General Corporation
("SUPPLIER")                             ("DGC")

By: /s/ Jack Hefferon                    By: /s/ Steve Meadows

Print Name: Jack Hefferon                Print Name: Steve Meadows

Title: E.V.P. Sales & Marketing          Title: Director Professional Services



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



                                    Exhibit 1

                         MUTUAL NONDISCLOSURE PROVISIONS

This Exhibit 1 is hereby attached to and incorporated into the MSA between DGC and SUPPLIER and sets forth the nondisclosure provisions applicable to their relationship.

                       BUSINESS BACKGROUND AND OBJECTIVES

Based on SUPPLIER's and DGC's common understanding that:

         In order to advance their respective interests, SUPPLIER and DGC will engage in various discussions; and

         During such discussions, each party is willing to disclose certain information provided the recipient agrees to certain restrictions on the use or further disclosure of such information;

Accordingly, SUPPLIER and DGC agree as follows:

                                A G R E E M E N T

1. SCOPE - This Exhibit governs all "RESTRICTED INFORMATION", as defined below, exchanged between the parties in the pursuit and/or performance of a specific project with a prospective CUSTOMER.

2. RESTRICTED INFORMATION - Except as set forth in the Section entitled "EXCLUSIONS" below, "RESTRICTED INFORMATION" means:

          A. the identity of the prospective CUSTOMER and the description of the specific project therewith, whether or not reduced to writing; and

          B. all other information exchanged within the SCOPE and prior to expiration of the applicable PROJECT ATTACHMENT, if any, that:

               1)   is in written,  recorded or other tangible form and labeled,
                    at  the  time  of  initial  disclosure,   as  "Proprietary",
                    "Confidential" or other similar legend, or

               2) is in oral form and identified by either of the parties or DGC's customer as "Proprietary" or "Confidential" at the time of initial disclosure, and subsequently reduced to written or recorded form, marked as described in B. 1) above, and sent to the recipient within seven (7) calendar days after initial disclosure; and


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



     C. any information of either party or the CUSTOMER which is viewed or perceived in the performance of obligations under the applicable PROJECT ATTACHMENT and which a business person would reasonably believe to be of a sensitive or confidential nature; and

     D. any software (including related documentation) provided by DGC or CUSTOMER to SUPPLIER for the purpose of assisting SUPPLIER in the
          performance  of  its   obligations   under  the   applicable   PROJECT
          ATTACHMENT.

3. EXCLUSIONS - Unless specifically agreed otherwise in the applicable PROJECT ATTACHMENT, RESTRICTED INFORMATION DOES NOT MEAN i) any software (including the related documentation) which SUPPLIER customarily licenses in the ordinary course of its business (which software, the parties agree shall be provided solely pursuant to separate licensing provisions), ii) any information exchanged which the recipient can tangibly demonstrate was in its possession (or of which it had knowledge), free of restrictions on disclosure or use, or in the public domain, prior to receipt from the other party, or iii) any information exchanged with the reasonable knowledge or expectation that such will be included in communications with the prospective CUSTOMER.

4.   DURATION OF NONDISCLOSURE PERIOD

     A. Except as provided in subsection B. below, the NONDISCLOSURE PERIOD for RESTRICTED INFORMATION commences on the date of initial disclosure and, unless sooner terminated as stated below, expires five (5) years later.

     B. The NONDISCLOSURE PERIOD for RESTRICTED INFORMATION is deemed to terminate as of the date that such is first i) publicly disclosed by the disclosing party, ii) rightfully received by the recipient from a third party without restrictions on disclosure or use, iii) independently developed by the recipient, as evidenced by written records prepared at the time of such development, iv) approved for unrestricted disclosure by the disclosing party, v) available by inspection of items or services marketed without restrictions or offered for sale or lease in the ordinary course of business by either party or others, or vi) disclosed pursuant to applicable law, court order or regulation, provided that the disclosing party is given notice thereof and an opportunity to defend, limit or protect such disclosure.

     C. Either party shall have the right to correct a failure to identify RESTRICTED INFORMATION by sending written notice and complying with the applicable provisions of this Exhibit promptly after discovery of such failure. The NONDISCLOSURE PERIOD for such RESTRICTED INFORMATION shall be deemed to commence upon receipt of such notice by recipient, but shall expire on the same date as if the RESTRICTED INFORMATION had been correctly identified when first disclosed.

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                                       12

5. RESTRICTIONS ON DISCLOSURE AND USE - During the NONDISCLOSURE PERIOD, each party shall use the same degree of care with regard to the protection of the other's RESTRICTED INFORMATION as it uses with regard to its own information of a similar nature and sensitivity, and no less than reasonable care, to i) limit use and disclosure thereof to only those of its personnel, or those of its subcontractors and their personnel, that have executed a nondisclosure agreement containing provisions substantially equivalent to those set forth herein, that require access to perform functions related to the SCOPE, ii) not make any other disclosure or use thereof, and iii) return all tangible RESTRICTED INFORMATION to the disclosing party within ten (10) days after receipt of a written request therefor.

6. MARKINGS AND LEGENDS - Recipient's obligations concerning use and disclosure of RESTRICTED INFORMATION are governed solely by the terms and conditions of this Exhibit and any applicable patent or copyright law(s). Any restrictive legends placed on RESTRICTED INFORMATION shall not impose any obligations or restrictions upon the recipient except to the extent set forth herein. Nothing contained herein shall be construed as granting or conferring upon the recipient any license under patents or copyrights of the disclosing party, and no such license or other rights shall arise from any acts, statements or dealings resulting from or related to the performance of the obligations hereunder.

7.   GENERAL

     A.   Nothing   contained  herein  shall  be  construed  as  establishing  a confidential relationship between the parties.

     B. Each party shall comply with all of the provisions of the Export Administration Regulations of the United States Department of Commerce, as they currently exist and as they may from time to time be amended.

     C. SUPPLIER agrees to execute such nondisclosure contracts as may be reasonably required by the third party owner or operator of the premises where SUPPLIER will perform any services under any applicable PROJECT ATTACHMENT, and to require any of SUPPLIER's subcontractors to do the same.

     D. Each party warrants that it has the right to disclose its RESTRICTED INFORMATION to the other. RESTRICTED INFORMATION IS PROVIDED i) WITHOUT ANY OTHER WARRANTIES, AND, ii) EXCEPT AS SET FORTH HEREIN, ON AN "AS IS" BASIS.



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



                                    Exhibit 2

                         CONSULTING SERVICES PROVISIONS

This Exhibit 2 is hereby attached to and incorporated into the MSA between DGC and SUPPLIER and sets forth the provisions applicable to each PROJECT ATTACHMENT that provides for CONSULTING SERVICES.

                       BUSINESS BACKGROUND AND OBJECTIVES

In order for SUPPLIER to fulfill its obligations with regard to the CONSULTING SERVICES described on the applicable PROJECT ATTACHMENT, DGC, and SUPPLIER recognize that SUPPLIER may need to:

         Use information provided by DGC and/or CUSTOMER, and/or

         Use information already in SUPPLIER's possession, and/or

         Develop new information.

Accordingly, SUPPLIER and DGC agree that the following governs their respective rights in the information described above:

                                A G R E E M E N T

1.   DEFINITIONS

     A. "DGC/CUSTOMER INFORMATION" - means i) any software, data, documentation and/or other information provided by DGC and/or CUSTOMER to SUPPLIER to assist SUPPLIER in fulfilling its CONSULTING SERVICES obligations in the applicable PROJECT ATTACHMENT, and ii) any DERIVATIVE WORK prepared therefore.

     B. "DERIVATIVE WORK" - means any enhanced or modified version of all or any portion of SUPPLIER INFORMATION or DGC/CUSTOMER INFORMATION which if prepared or used without the authorization of the copyright holder of the underlying work would constitute a copyright infringement or misappropriation of a trade secret.

     C. "NEW WORK" - means only that software, documentation, data and/or other information first developed or prepared by or for SUPPLIER and delivered by SUPPLIER in fulfillment of its CONSULTING SERVICES obligations in the applicable PROJECT ATTACHMENT, but does not include SUPPLIER

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                                       14

          INFORMATION or DGC/CUSTOMER INFORMATION.

          D. "SUPPLIER INFORMATION" - means any software, documentation, data and/or other information (including any DERIVATIVE WORK prepared therefrom by SUPPLIER) which, i) as of the effective date of the applicable PROJECT ATTACHMENT, is either owned by SUPPLIER or a third party other than DGC or CUSTOMER, and ii) is delivered by SUPPLIER in fulfillment of its CONSULTING SERVICES obligations in the applicable PROJECT ATTACHMENT, but does not include any software or documentation which the parties identify on the applicable PROJECT ATTACHMENT as being licensed to DGC under provisions other than those set forth in this specific Exhibit.

          E. "FIXED DELIVERABLE BASIS" - refers to those CONSULTING SERVICES, usually consisting of a defined task(s) and/or deliverable(s), for which SUPPLIER, in exchange for its successful completion thereof, is to be paid a firm, fixed amount, exclusive of travel and expense reimbursement, even if the actual amount of time or effort expended by SUPPLIER differs from the estimate that served as the basis for establishing the fixed amount.

          F. "LABOR RATE BASIS" - refers to those CONSULTING SERVICES, usually described as providing expertise and/or assistance for a particular effort, for which SUPPLIER, in exchange for its good faith efforts, is to be paid (subject to any minimum or maximum established in the PROJECT ATTACHMENT) an amount, exclusive of travel and expense reimbursement, based on the actual number of hours of labor (or other specified unit of measure) multiplied by a rate of payment per hour (or other specified unit of measure).

2.       REPRESENTATIONS

          A. By DGC - In the event a claim of infringement or misappropriation of intellectual property rights is made against SUPPLIER with regard to DGC/CUSTOMER INFORMATION, DGC will defend and indemnify SUPPLIER in the same manner and to the same extent that SUPPLIER is required to indemnify DGC or CUSTOMER under the Section entitled "INDEMNITY" in the MSA. DGC shall treat and protect SUPPLIER INFORMATION with the same degree of care assumed by DGC with regard to its own information of a similar nature and importance, and no less than reasonable care.

          B. By SUPPLIER - SUPPLIER represents to DGC that all SUPPLIER INFORMATION and NEW WORK is either the original work of SUPPLIER or that SUPPLIER has all rights therein that are necessary to fulfill its obligations under the applicable PROJECT ATTACHMENT. In the event a claim of infringement or misappropriation of intellectual property rights is made against DGC and/or

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                                       15

               CUSTOMER with regard to SUPPLIER INFORMATION and/or NEW WORK, SUPPLIER will indemnify DGC and/or CUSTOMER in the same manner and to the same extent that SUPPLIER is required to indemnify DGC and/or CUSTOMER in the same manner and to the same extent that SUPPLIER is required to indemnify DGC and/or CUSTOMER under the Section entitled "INDEMNITY" in the MSA.

3.   ALLOCATION OF RIGHTS

     A. Rights in SUPPLIER INFORMATION - Unless otherwise agreed in the applicable PROJECT ATTACHMENT:

          1) Nothing in this Exhibit or the MSA shall serve to transfer SUPPLIER's ownership or manufacturing rights in, or limit its right to use or market, SUPPLIER INFORMATION (including all designs, engineering details and other data pertaining thereto), and

          2) SUPPLIER hereby grants DGC an irrevocable (except for material breach by DGC of SUPPLIER's intellectual property or proprietary rights in SUPPLIER INFORMATION), world-wide, nonexclusive right, at no charge in addition to the CONSULTING SERVICES Fee set forth in the applicable PROJECT ATTACHMENT, to generally use SUPPLIER INFORMATION solely in connection with DGC's performance of its obligations to the CUSTOMER and to license and/or provide SUPPLIER INFORMATION solely to such CUSTOMER under the same terms and conditions as used by DGC to provide such CUSTOMER with DGC's own information of a similar nature.

          B. Rights in DGC/CUSTOMER INFORMATION - Unless otherwise agreed in the applicable PROJECT ATTACHMENT, nothing in this Exhibit or the MSA shall serve to transfer DGC's or CUSTOMER's ownership or manufacturing rights in, or limit its right to use or market, DGC/CUSTOMER INFORMATION (including all designs, engineering details and other data pertaining thereto). SUPPLIER is hereby granted the limited, nontransferable right to use DGC/CUSTOMER INFORMATION only for purposes directly related to fulfillment of SUPPLIER's obligations under the applicable PROJECT ATTACHMENT. No other rights are granted to SUPPLIER with regard thereto, and SUPPLIER shall make no other use thereof. SUPPLIER shall treat and protect DGC/CUSTOMER INFORMATION with the same degree of care as used by SUPPLIER with regard to its own information of a similar nature and importance, and no less than reasonable care. Unless otherwise agreed in the applicable PROJECT ATTACHMENT, upon request, SUPPLIER shall promptly return DGC/CUSTOMER INFORMATION to DGC and/or CUSTOMER, respectively.

          B. Rights in DGC/CUSTOMER INFORMATION - Unless otherwise agreed in the

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                                       16
               applicable PROJECT ATTACHMENT, nothing in this Exhibit or the MSA shall serve to transfer DGC's or CUSTOMER's ownership or manufacturing rights in, or limit its right to use or market, DGC/CUSTOMER INFORMATION (including all designs, engineering details and other data pertaining thereto). SUPPLIER is hereby granted the limited, nontransferable right to use DGC/CUSTOMER INFORMATION only for purposes directly related to fulfillment of SUPPLIER's obligations under the applicable PROJECT ATTACHMENT. No other rights are granted SUPPLIER with regard thereto, and SUPPLIER shall make no other use thereof. SUPPLIER shall treat and protect DGC/CUSTOMER INFORMATION with the same degree of care as used by SUPPLIER with regard to its own information of a similar nature and importance, and no less than reasonable care. Unless otherwise agreed in the applicable PROJECT ATTACHMENT, upon request, SUPPLIER shall promptly return DGC/CUSTOMER INFORMATION to DGC and/or CUSTOMER, respectively.

          C. Rights in NEW WORK - NEW WORK is "a work made for hire" by SUPPLIER for DGC under the copyright laws of the United States. SUPPLIER does not have any and has not been granted any rights with regard to NEW WORK, and shall make no use thereof except in fulfillment of its obligations under the applicable PROJECT ATTACHMENT. The full and exclusive ownership of NEW YORK, including any United States and international copyrights rights therein, vests in DGC or DGC's designee. SUPPLIER shall treat and protect NEW WORK with the same degree of care as used by SUPPLIER with regard to SUPPLIER's own information of a similar nature and importance, and no less than reasonable care. SUPPLIER shall execute all documents and do all other things reasonably necessary to fully vest such rights in DGC or DGC's designee.

          D. Additional Rights - Ideas, concepts, know-how or techniques developed in the performance of the applicable PROJECT ATTACHMENT shall be the property of the party which developed them, or if jointly developed, shall be the joint property of both parties, each having the right to generally use the jointly developed property without accounting to the other.

          E. A copyright notice on any DGC/CUSTOMER INFORMATION, SUPPLIER INFORMATION or NEW WORK does not by itself constitute or evidence a publication or public disclosure.

4.   CANCELLATION FOR BREACH

         In the event of a cancellation for breach as set forth in the MSA at the Section entitled "TERM AND TERMINATION", the following shall apply:

          A.   CONSULTING  SERVICES - FIXED DELIVERABLE BASIS - If DGC cancels a


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                                       17

               PROJECT ATTACHMENT due to SUPPLIER's breach of a material obligation with regard to CONSULTING SERVICES being provided on a FIXED DELIVERABLE BASIS, then, promptly after the effective date of the cancellation, SUPPLIER shall:

               1) refund all portions of the CONSULTING SERVICES Fee and all reimbursements for authorized expenses and/or taxes paid by DGC prior to such effective date, and

               2) provide DGC with all NEW WORK prepared in the performance of such CONSULTING SERVICES and SUPPLIER INFORMATION needed for the operation or use of such NEW WORK.

     B. CONSULTING SERVICES - LABOR RATE BASIS - If DGC cancels a PROJECT ATTACHMENT due to SUPPLIER's breach of a material obligation with regard to CONSULTING SERVICES being provided on a LABOR RATE BASIS, then, promptly after the effective date of such cancellation, the following shall apply:

               1) DGC shall be obligated to pay SUPPLIER only for that portion of the CONSULTING SERVICES actually rendered and accepted by DGC, and for the authorized expenses and taxes directly related thereto actually incurred by SUPPLIER, prior to the effective date of such cancellation, and

               2) SUPPLIER shall make any claims for amounts due hereunder within thirty (30) calendar days after the effective date of such cancellation and shall support such claims with documentation submitted to DGC, and

               3) If DGC has made advance payments in excess of the amount determined in accordance with subsection 1) above, SUPPLIER shall promptly refund such excess to DGC, and

               4) SUPPLIER shall provide DGC with all NEW WORK prepared by SUPPLIER in the performance of such CONSULTING SERVICES and any SUPPLIER INFORMATION needed for the operation or use of such NEW WORK.

5.   TERMINATION WITHOUT BREACH

         The following provisions pertain to a termination of CONSULTING SERVICES in the absence of a breach by SUPPLIER:

     A. CONSULTING SERVICES - FIXED DELIVERABLE BASIS - With regard to CONSULTING SERVICES being provided on a FIXED DELIVERABLE BASIS, if i) the CUSTOMER terminates or cancels all or that portion of the CUSTOMER

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



          CONTRACT that relates to such CONSULTING SERVICES, or ii) DGC cancels all or that portion of the CUSTOMER CONTRACT that relates to such CONSULTING SERVICES due to CUSTOMER's breach of a material obligation of the CUSTOMER CONTRACT, the following shall apply:

          1) DGC shall have the option of terminating such CONSULTING SERVICES by sending SUPPLIER written notice indicating the basis for termination, which notice shall become effective upon receipt, and

          2) DGC shall be obligated to pay SUPPLIER only for that portion of the originally agreed CONSULTING SERVICES Fee that reasonably corresponds to the CONSULTING SERVICES actually rendered, plus authorized expenses and taxes directly related thereto and incurred by SUPPLIER, prior to the effective date of such termination, and

          3)   the provisions of subsection C. below shall apply.

B.   CONSULTING  SERVICES  - LABOR  RATE  BASIS -  Either  party  may  terminate
     CONSULTING SERVICES being provided on a LABOR RATE BASIS without cause by sending the other written notice at any time indicating a termination for convenience. Thereafter, DGC shall be obligated to pay SUPPLIER only for the CONSULTING SERVICES actually rendered plus authorized expenses and taxes directly related thereto and incurred by SUPPLIER, prior to the effective date of such cancellation, subject to the minimum and/or maximum compensation amounts and notice periods, if any, in the applicable PROJECT ATTACHMENT.

C. Additional Provisions - The following shall apply to any terminations made pursuant to subsection A. or B. above:

          1) SUPPLIER shall make any claims for amounts due hereunder within thirty (30) calendar days after the effective date of such termination and shall support such claims with documentation submitted to DGC, and

          2) If DGC has made advance payments in excess of the amount determined in accordance with subsection A. or B. above, as applicable, SUPPLIER shall promptly refund such excess to DGC, and

          3) SUPPLIER shall promptly provide DGC with all NEW WORK prepared up to the date of termination in the performance of such CONSULTING SERVICES and SUPPLIER INFORMATION needed for the operation or use of such NEW WORK.

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



                                    Exhibit 3

                              Licensing Provisions

This Exhibit 3 is hereby attached to an incorporated into the MSA between DGC and SUPPLIER and sets forth the provisions applicable to each and every PROJECT ATTACHMENT involving DGC's procurement of LICENSED PROGRAM from SUPPLIER.

1.   FEES

         The fees due SUPPLIER from DGC shall be as set forth on the applicable PROJECT ATTACHMENT.

2.       GRANT OF LICENSE AND RIGHT TO USE AND REMARKET

          A. Evaluation License - SUPPLIER shall use good faith to attempt to fulfill, a request from DGC to provide to DGC, at no charge, one
               (1) copy of all LICENSED PROGRAM(S) identified on the applicable PROJECT ATTACHMENT. With regard thereto, SUPPLIER grants DGC a nonexclusive, nontransferable right and license to use such solely for purposes of i) demonstration to the applicable CUSTOMER, ii) testing, supporting and evaluating to determine conformance to the requirements of the applicable PROJECT ATTACHMENT. DGC shall make no other use thereof.

          B. Sublicensing of LICENSED PROGRAM - SUPPLIER hereby grants to DGC, on a nonexclusive, nontransferable, irrevocable (except as expressly provided herein) basis, the right and license to obtain LICENSED PROGRAM(S) identified on the applicable PROJECT ATTACHMENT from SUPPLIER for the purpose of providing such to the applicable CUSTOMER under the terms of the break-the-seal type license agreement packaged with the LICENSED PROGRAM, if any, or in the absence of such break-the-seal license agreement, under the same licensing provisions as used by DGC to license its own programs of a similar nature to CUSTOMER.

          C. Additional Authorizations - Provided DGC is in compliance with the material provisions of the applicable PROJECT ATTACHMENT, SUPPLIER shall not invoke, at law or in equity, any intellectual property or proprietary right, no matter when acquired, in order to interfere with the exercise of any right or the fulfillment of any obligation set forth in such PROJECT ATTACHMENT, or to collect any moneys in excess of the fees set forth in such PROJECT ATTACHMENT.

          D. General - DGC acknowledges SUPPLIER's representation that LICENSED PROGRAM involves valuable copyrights, trade secrets and other intellectual property and/or proprietary rights of SUPPLIER. No title to or ownership thereof is

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               transferred  to DGC hereunder.  DGC shall not be responsible  for
               any  violation  of  SUPPLIER's   intellectual   property   and/or
               proprietary rights by any entity other than DGC. DGC will promptly notify SUPPLIER if DC becomes aware of any such violation and will provide reasonably cooperate with SUPPLIER in the protection or enforcement of SUPPLIER's rights in LICENSED PROGRAM. DGC shall have no obligation to commence any proceedings with regard to such violation. DGC and SUPPLIER hereby agree that the rights and licenses granted to DGC hereunder shall be deemed made and effective as of the effective date of the applicable PROJECT ATTACHMENT. SUPPLIER agrees to expeditiously execute such documents and instruments as may be reasonably requested by DGC for the enforcement thereof.

          E. Restrictions - DGC shall not disassemble or reverse compile LICENSED PROGRAM unless DGC has received SOURCE CODE as a result of SUPPLIER's breach of the applicable PROJECT ATTACHMENT. DGC shall make no use of LICENSED PROGRAM and SOURCE CODE except as permitted hereunder and shall treat and protect such with same degree of care as used by DGC with regard to its own materials of a similar nature and importance, and no less than reasonable care. DGC shall not remove or alter any copyright or other proprietary notices affixed to or embedded in LICENSED PROGRAM and/or SOURCE CODE supplied to DGC by SUPPLIER, and shall include such in all copies made by DGC. DGC shall have no obligation to determine the appropriateness of such notices.

3.       PURCHASE ORDER PROVISIONS

          A. Lead-time and F.O.B. Point - The purchase order submitted by DGC shall specify a shipment date not be less than five (5) days after the date on which SUPPLIER receives the purchase order via mail or Fax, without the prior consent (oral or written) of SUPPLIER. The shipment shall be send F.O.B. Destination to the location, and via the freight method and carrier, specified on the purchase order.

          B.   Early/Late  Arrival - If a shipment  has not arrived  within five
               (5) days after the specified shipment date, SUPPLIER shall, at DGC's request, re-ship by next day air freight at no additional charge to DGC. If SUPPLIER fails to ship within ten (10) days after the specified shipment date, then for each day thereafter that such shipment remains unshipped, the net price to DGC shall be reduced by one half (1/2) percent of the applicable fee, with a maximum reduction of fifty percent (50%). DGC may cancel any order whose shipment is delayed more than one (1) month after its specified shipment date.

          C. Changes in Shipment Date - Shipments may be rescheduled and/or canceled by DGC without cost or liability by providing SUPPLIER written or oral notice thereof at least five (5) days in advance of the specified shipment date. Such notice shall be given to SUPPLIER's sales organization.

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          D.   Incorrect  Shipments - SUPPLIER shall take prompt remedial action for any shipment which fails to inform with the applicable purchase order, after receipt of notice thereof from DGC.

          E. Packing Slips - Packing slips will contain such information as is required by DGC, including but not limited to, DGC's purchase order number and/or DGC's customer sales order number, DGC's part number, carton count, ship date, carrier and shipment origin.

          F. Shipment Confirmation - SUPPLIER agrees to provide the following information to DGC within three (3) days after shipment:

                  Sales Order # Ship Date Waybill # Freight Charges # of Cartons Weight (in Pounds) Ship Via (Air, Padded Van, Surface, etc.)

4.       LICENSED PROGRAM WARRANTY

          A. For any LICENSED PROGRAM that is provided by SUPPLIER to DGC and subsequently provided by DGC to CUSTOMER under an executed licensing agreement (as opposed to a LICENSED PROGRAM that is packaged with its own "break-the-seal" type of license agreement), SUPPLIER warrants to DGC and CUSTOMER that, for ninety (90) calendar days after successful installation, the LICENSED PROGRAM will operate in accordance with SUPPLIER's (or the manufacturer's) published specifications applicable thereto, and any other specifications and/or requirements set forth in the applicable PROJECT ATTACHMENT. If DGC reports a material deviation from the specifications or applicable requirements within the WARRANTY PERIOD, and SUPPLIER is unable to correct or offer an alternative acceptable to DGC within thirty (30) calendar days after receipt of the report, DGC shall have the option of returning the LICENSED PROGRAM, and receiving a refund from SUPPLIER of the full amount paid by DGC for such LICENSED PROGRAM.

          B. For any LICENSED PROGRAM that is provided by SUPPLIER to DGC with its own "break-the-seal" type of license agreement with the media and documentation package, SUPPLIER shall provide warranty service directly to CUSTOMER in the manner specified in such license agreement.

          C. SUPPLIER warrants all that is shall replace without charge, within ten (10) calendar days after receipt of notice, any LICENSED PROGRAM media or documentation supplied by SUPPLIER that is, or becomes, defective within ninety (90) calendar days after successful installation, provided the defect is not due to accident, abuse or misapplication after arrival at CUSTOMER.


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          D.   Restrictions  - DGC  shall not  disassemble  or  reverse  compile
               PROGRAM(S) unless DGC has received a license to use the related SOURCE CODE in the applicable PROGRAM ATTACHMENT. DGC shall make no use of PROGRAM(S) and/or SOURCE CODE except as permitted thereunder. DGC shall treat and protect such with the same degree of care assumed by DGC with regard to its own information and materials of a similar nature and importance, and no less than reasonable care. DGC shall not remove or alter any copyright or other proprietary notices affixed to or embedded therein, and shall include such in all copies made by DGC. DGC shall have no obligation to determine the appropriateness thereof. DGC shall not use or authorize the use of PROGRAM(S) and/or SOURCE CODE outside of the TERRITORY.



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                                    Exhibit 4

                       LICENSED PROGRAM Support Provisions

This Exhibit is hereby attached to and incorporated into the MSA between DGC and SUPPLIER and sets forth the provisions applicable to each and every PROJECT ATTACHMENT involving DGC's purchase of SUPPORT SERVICES for LICENSED PROGRAM(S), SUPPLIER INFORMATION or NEW WORK to be provided by SUPPLIER. The purpose of this
Exhibit is to identify i) the support requirements of the CUSTOMER CONTRACT, and
ii) each party's responsibilities in fulfilling such requirements. SUPPLIER shall comply with its support obligations ("SUPPLIER SERVICES"), as set forth below, during the WARRANTY PERIOD, if any, and such subsequent periods, if any, for which DGC has paid the applicable SUPPORT SERVICES Fee, if any.

1.       COMMUNICATION

         Each party shall designate in writing the names of specific individuals that shall act as such party's representatives for purposes of contacting the other party's support center. Each party reserves the right to change such names when appropriate. Unless otherwise agreed for a particular matter or circumstance, DGC shall provide support directly to and act as the contact point with the applicable CUSTOMER. SUPPLIER shall interface with DGC.

2.       SUPPORT SERVICES FEE

         The SUPPORT SERVICES Fee shall be as set forth in the applicable PROJECT ATTACHMENT.

3.       PHONE-CALL SUPPORT

         SUPPLIER shall promptly alert DGC to known problems, including any solutions or workarounds, and answer DGC's questions, submitted via telephone, related to operation, sysgen and installation, configuration, documentation, general product information, and Trouble Reporting and Resolution services. When DGC calls SUPPLIER, DGC will have already conducted an investigation of the problem. The level of telephone consultation provided by SUPPLIER should minimally be at the system engineer level. The telephone hotline service will be available from 8:00 A.M. to 8:00 P.M., Eastern Time.

4.       TROUBLE REPORTING AND RESOLUTION

         SUPPLIER and DGC shall use the following procedures for Trouble Reports
(TRs).

          A. TR Generation - DGC must sufficiently define the problem in the TR so it can be reproduced by SUPPLIER. SUPPLIER shall promptly notify DGC if SUPPLIER can not reproduce the problem. DGC shall request additional information and the TR

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               will have a status of "Waiting". If the TR arrives after 3:00 PM,
               SUPPLIER's  local  time,  the   acknowledgment  and  verification
               interval will begin at the start of the next day.

          B. TR Content - A single TR contains only one (1) reported problem, to ensure separate tracking of unrelated problems.

          C.   TR Responses - The following are the types of TR responses:

               1) "Fix" - usually a change that will close the TR. It may be a patch (the modification of an existing binary file), a replacement module, a special program, or a change in documentation. A Fix will be provided to DGC within the time frame specified for the assigned Priority Code, even if the problem will be addressed in the next release. A Fix includes the change to the code as well as to the related documentation. A single Fix may apply to more than one TR.

               2) "Workaround" - usually a set of procedures that circumvents or mitigates the impact of a problem, though the problem continues to exist. A workaround may be provided in lieu of a Fix for a specific TR.

               D. Priority Codes - The Priority Code indicates the urgency with which SUPPLIER must respond to the TR. DGC will use the nature of the problem and the business situation to determine the Priority Code. The TR Priority Code may be reclassified by SUPPLIER upon consent by DGC. This may occur, for example, if SUPPLIER provides a satisfactory Workaround for the problem or determines that the problem arises from a faulty understanding of the original TR. The Priority Codes are as follows:


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Priority Code #
                   Description
10 URGENT PROBLEM - System or major application is not functional or seriously impacted and there is no reasonable Workaround currently available.
20 MODERATE PROBLEM - System or application is moderately impacted. There is no Workaround currently available or the Workaround is cumbersome to utilize.
30 NON-CRITICAL PROBLEM - System or application is impacted but causes little or no loss of productivity for users.
90 REQUESTS FOR ENHANCEMENTS - Although not a problem, will be treated with the same procedures. An acceptable response states whether or not the request will be honored, with no commitment necessary.

                  Priority Code 10 and 20 TRs will be given top priority.

         E. TR Receipt Acknowledgment and Verification - SUPPLIER will send an acknowledgment of its receipt of an TR to DGC. At receipt, SUPPLIER will i) enter the TR into the central problem reporting database, ii) assign technical staff to verify and analyze the TR, and iii) assign the appropriate status category to the TR. The acknowledgment and the attempt to reproduce the problem will be done according to the following schedule:

                  Priority Code #                  Acknowledge/Reproduce Problem

                           10,20                   Within 1 day
                           30                      Within 5 days
                           90                      Within 10 days

          F. TR Response: Type and Interval Definition - After receipt and verification, SUPPLIER shall enter the TR into the TR database, commence to correct the problem, test the proposed correction (including regression testing) and forward the correction to DGC for implementation. SUPPLIER shall provide both an initial and a final response for each TR. The time period for providing an initial response begins when an TR has been acknowledged and verified by SUPPLIER. A final response is made and the TR is closed when a correction for the problem is included in the next release.


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               Each Priority Code specifies the required  content of the initial response to the TR and the maximum number of days in which such response shall be made available to DGC. SUPPLIER shall revise the TR record with information on the initial and final responses on a timely basis.


Priority              INITIAL RESPONSE
CODE                  (DAYS - RESPONSE TYPE)          FINAL RESPONSE
10                    1 -  Fix or Workaround with     Integrate Fix into next
                      daily update                    release
20                    1 - Fix or Workaround           Integrate Fix into next
                                                      release
30                    30-Fix or Workaround            Integrate Fix into next
                                                      release
90                    125-Fix or Workaround at        Fix may be integrated into
                      SUPPLIER's discretion           next release at
                                                      SUPPLIER's discretion

          G. Performance Goals - SUPPLIER will use its best efforts to provide the initial response to an TR within the time period for the Priority Code unless otherwise mutually agreed. SUPPLIER will provide an initial response to a Priority Code 10 TR as quickly as possible, based on continuous effort until relief is provided. Daily updates will be provided to DGC for Priority Code 10 TRs.

          H. TR Reporting - The TR form may be submitted electronically. Upon receipt of an TR, SUPPLIER will enter the TR into its central TR problem reporting database. An TR record shall contain the date, status, problem description, configuration, activities done to reproduce the problem, the Severity Code, and the TR identification number. The TR record may contain any other pertinent information. Activities done to resolve the problem along with the resolution are recorded in the TR record as they occur. Attachments such as large quantities of input and output data (e.g., core dumps) may be sent electronically with the original TR or mailed.

                  The TR status categories are to be mutually agreed on. Suggested status categories are:

                  1.  Acknowledged
                  2.  Reproduced
                  3.  Waiting for more information
                  4.  Under Investigation
                  5. Deferred - A bug exists but no Fix until the next release.

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                  6.  Not a SUPPORT SERVICES issue - The problem is not
                      caused by an item overed by SUPPORT SERVICES.
                  7.  User error
                  8.  Not reproducible
                  9.  Duplicate  TR - The original TR is  cross-referenced.
                 10.  Fix being developed.
                 11.  Fix supplied
                 12.  Fix in next release
                 13.  Closed - DGC and SUPPLIER agree the problem is resolved.

         I. Monthly Summary of Escalated Calls - SUPPLIER agrees to summarize all responses to all unresolved TRs in a monthly written report that will be provided to DGC within ten (10) days after the end of each month, and shall include a description of the specific problem resolution actions taken or contemplated, and the status of SUPPLIER's remedial efforts and anticipated time of solution.

5.       COMPATIBILITY

         Within ninety (90) calendar days after SUPPLIER's receipt of a subsequent release of the operating system for the applicable DGC computer system, SUPPLIER shall issue, at no separate or additional charge to DGC, a subsequent release of LICENSED PROGRAM that continues to fulfill SUPPLIER's other obligations under the applicable PROJECT ATTACHMENT and maintains compatibility with such subsequent release of the operating system.

6.       PARITY

         Within ninety (90) calendar days after SUPPLIER first issues each new release of its program, equivalent to LICENSED PROGRAM, made for use on a non-DGC operating system, SUPPLIER shall issue, to the extent technically feasible, a subsequent release of LICENSED PROGRAM that fulfills SUPPLIER's other obligations under the applicable PROJECT ATTACHMENT and maintains parity with such equivalent program.

7.       SUPPORT PERIOD

         SUPPLIER will support each release for a period until one hundred eighty (180) calendar days after SUPPLIER is authorized to commence shipment of the subsequent release in accordance with the provisions of this Exhibit (hereinafter called "SUPPORT PERIOD"). During the SUPPORT PERIOD for each release, problems therein shall be corrected in accordance with the procedures set forth herein. After the expiration of the SUPPORT PERIOD for a specific release, problems discovered therein, which are also reproducible on the then current release, shall continue to be corrected in accordance with the procedures set forth herein. Those problems which are not reproducible on the then current release shall be

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         addressed, at SUPPLIER's then current standard terms and prices, within a reasonable time after DGC's written request.

8.       PRODUCT NEWSLETTER

         DGC provides and uses for support purposes an on-line product newsletter describing proposed changes, future releases, information on compatibility and third party programs or hardware, tips and techniques, articles, and known problems and solutions not covered in the TR database, as well as general information. As part of SUPPORT SERVICES, SUPPLIER will provide relevant information DGC, of the type that SUPPLIER generally provides to its other distributors and users, for inclusion in this newsletter.

9.       IMPLEMENTATION OF SUBSEQUENT RELEASES

          A. General - DGC shall be required to use a subsequent release of LICENSED PROGRAM only to the extent that such subsequent release of LICENSED PROGRAM has been accepted for use by DGC's customer in accordance with the applicable provisions of the CUSTOMER CONTRACT.

          B. Subsequent Releases Included in SUPPORT SERVICES - It is the intention of the parties that DGC shall have the right, but not the obligation to obtain from SUPPLIER, as part of SUPPORT SERVICES any subsequent release of LICENSED PROGRAM, however designated by SUPPLIER, to the extent that such subsequent release contains a modification, enhancement, Fix, Workaround or other change that does not meet the definition of a "NEW VERSION". A subsequent release is defined as a "NEW VERSION" only if such release is made generally available by SUPPLIER i) under a designation or model number different from that used for the immediately prior release, ii) at a charge that is separate from or in addition to both the original licensing fee and the usual and customary support fee charged for support and bug fixes, and
               iii) while SUPPLIER continues to separately license and support the immediately prior release. A NEW VERSION shall only be deemed to be offered to DGC as part of SUPPORT SERVICES to the extent that the parties make express provisions to do so.

          C. DGC Requested Changes - SUPPLIER agrees, at its then current standard charges and terms, to make enhancements, changes, modifications, and additions to LICENSED PROGRAM, in addition to those required or provided by SUPPORT SERVICES, as may be reasonably requested by DGC.

          D. Format - Subsequent releases containing minor changes may be made available with the documentation changes specified in a separate release notice. Subsequent releases containing major modifications or enhancements shall be made available with the changes integrated into a revised set of documentation.

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